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                                                                   EXHIBIT 10.13


                            Guidance Solutions, Inc.
                              4134 Del Ray Avenue
                       Marina del Ray, California  90292
                                October 30, 1999

RightStart.com Inc.
The Right Start, Inc.
5388 Sterling Center Drive, Unit C
Westlake Village, California  91361


Ladies and Gentlemen:


          Reference is made to that certain Services Agreement (the "Services Agreement") dated as of even date herewith by and among Guidance Solutions, Inc. ("Developer") and The Right Start, Inc ("RSI"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Services Agreement.

          WHEREAS, RSI has entered into a Services Agreement with Developer for the purpose of developing the website located at www.rightstart.com and other
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websites as designated (the "RightStart Websites");

          WHEREAS, pursuant to the Section 5.3 of the Services Agreement, Developer granted to RSI, RightStart.com Inc. ("RS.com," and together with RSI, "Right Start") and certain third parties a license to use the Guidance Solutions Software and its Derivatives for the purpose of enabling access to and use of the RightStart Websites by end users (the "License");

          WHEREAS, RSI has entered into an Intellectual Property Agreement (the "IP Agreement") dated as of July 9, 1999 with RS.com;

          WHEREAS, pursuant to Section 3.01 of the IP Agreement, RSI granted to RS.com a sublicense to use the Guidance Solutions Software and its Derivatives (the "Sub-License," and together with the License, the "Guidance Licenses");

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

          1. The Guidance Licenses shall be used for the sole purpose of enabling access to and use of one or more web sites by end users.

          2. Except for the Sub-License and as provided in Section 3 below, neither RS.com nor RSI will transfer or sub-license the Guidance Licenses (or Derivatives thereof) to any person or entity, without first receiving Developer's prior written consent.

          3. Notwithstanding the foregoing, RS.com shall be permitted to transfer or sub-license the Guidance Licenses to a successor to all or substantially all of RS.com's business or assets without Developer's consent, so long as such successor, at the time of transfer or sub-licenses, is not a direct competitor of Developer and such successor agrees to be bound by the
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confidentiality provisions in the Services Agreement or substantially similar confidentiality provisions reasonably acceptable to Developer.

          If the foregoing meets with your understanding of the arrangement between the parties, please countersign a copy of this letter and return such copy to us.

                              Very truly yours,

                              GUIDANCE SOLUTIONS, INC.

                              By: /s/ Joseph Tang
                                 ---------------
                                 Joseph Tang
                                 President

Agreed and accepted as of the
date first set forth above

THE RIGHT START, INC.



By: /s/ Gina M. Engelhard
    ---------------------
    Gina M. Engelhard
    Chief Financial Officer and Secretary

RIGHTSTART.COM INC.



By: /s/ Jerry R. Welch
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   Jerry R. Welch
   President

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